Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of report (date of earliest event reported):
December 21, 2009

Smart Energy Solutions, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-26027	20-3353835
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

210 West Parkway, #7
 Pompton Plains, NJ 0744415
 (Address of principal executive offices)

(973) 248-8008
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 21, 2009, Smart Energy Solutions, Inc. (the “Company”) entered into a stock purchase agreement, dated December 21, 2009  (the “Purchase Agreement”) with BlackPool Acquisitions, LLC, an accredited investor (the “Purchaser”), for the sale by the Company in a private offering prior to February 19, 2010 of up to 149,333,733 shares of its common stock, no par value (the “Shares”) at a purchase price of $0.02 per share (the “Purchase Price”), pursuant to the terms of the Purchase Agreement.

If the restrictive legends on the Shares are not removed in a timely manner in accordance with the Purchase Agreement, the Purchaser will be entitled to liquidated damages in an amount equal to 1% of the Shares issuable to the Purchaser under the Purchase Agreement for each 30 day period (unless cured by the Company within the first such 30-day period), or pro rata portion thereof, up to 6%.

For so long as the Shares are restricted, the Purchase Agreement provides the Purchaser with anti-dilution protection in the event the Company makes subsequent issuances of its common stock (other than for the exercise of warrants and options) for a price per share less than the Purchase Price.

The Purchase Agreement also contains customary representations, warranties and covenants from the Company and the Purchaser.

The issuance of common stock will be made pursuant to a private placement under Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and/or Rule 506 of Regulation D promulgated under the Act, pursuant to the terms of the Purchase Agreement.

For all the terms and conditions of the Purchase Agreement reference is hereby made to such document annexed hereto as Exhibits 10.1.  All statements made herein concerning the foregoing are qualified by reference to said Exhibit.

Item 3.02  Unregistered Sales of Equity Securities

The disclosure set forth above under Item 1.01 (Entry Into a Material Definitive Agreement) is hereby incorporated by reference into this Item 3.02.

Item 9.01  Financial Statements and Exhibits

 (d) Exhibits

Exhibit Number     Description

10.17                       Stock Purchase Agreement, dated December 21, 2009, between the Company and BlackPool Acquisitions, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart Energy Solutions, Inc.

Date: December 21, 2009	By:	/s/ Ed Braniff
Ed Braniff
President and Chief Executive Officer